SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                       Date of Report: September 17, 1999
                        (Date of earliest event reported)


                               ETRAVNET.COM, INC.
             (Exact name of registrant as specified in its charter)



    New York                       0-18412                          11-2602120
--------------------------------------------------------------------------------
(State or other                  (Commission                      (IRS Employer
 jurisdiction of                 File Number)                     Identification
 incorporation)                                                      Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                       07632
--------------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code                 (201) 567-8500
                                                                  --------------

     Playorena, Inc. - 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge,
                                 New York 11788
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

     (a) On September 17, 1999 Playorena, Inc. ("Playorena") acquired the outstanding capital stock of Global Travel Network, LLC ("Global Travel") in exchange for 5,063.379 shares (including 132,292 shares reserved for issuance upon the exercise of certain warrants previously issued by Global Travel and 4,931,087 shares issued to Global Travel) of Playorena's common stock, representing 94.5% of the issued and outstanding common stock of Playorena upon completion of the merger. Prior to the acquisition, Playorena's shareholders approved a reverse stock split in which each share of Playorena common stock was exchanged for 0.027533 of a share of Etravnet.com, Inc.'s common stock, effective September 29, 1999.

     (b) Prior to the merger, Playorena operated as a public shell seeking the acquisition of, or merger with, an existing company. In business since 1982, Global Travel, through its Global Travel Network franchise business, now has over 350 locations throughout the United States, including over 50 franchised travel agencies located within Wal-Mart Supercenters nationwide and over 50 international franchised agencies and master franchisees representing 21 countries and the Caribbean.



Item 5.   Other Events

     This report on Form 8-K/A clarifies and discloses certain information filed in the Company's Report on Form 8-K/A dated September 17, 1999 regarding the acquisition of Global Travel. The information set forth in this report (i) amends the number of shares used to calculate Global Travel's pro forma earnings per share, (ii) clarifies certain disclosures regarding Global Travel's contingencies and subsequent event reported in Note 6(a), and (iii) contains a revised dating to the independent auditor's report.



Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  (i)  Financial  Statements  of  Businesses  Acquired.   The  financial
statements of Global Travel Network, L.L.C. are attached hereto.

          (ii) Pro Forma Financial Information. The required pro forma financial information is attached hereto.

                                   Signatures
                                   -----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ETRAVNET.COM, INC.

                                   /s/ Michael Brent
                                   ------------------------------------
                                   Michael Y. Brent, President


Dated:    November 2, 1999

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                              FINANCIAL STATEMENTS
                                      AND
                                AUDITORS' REPORT

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                    CONTENTS



                                                              Page
                                                              ----

AUDITORS' REPORT                                                1

FINANCIAL STATEMENTS

        Balance Sheet                                           2
        Statements of Income                                    3
        Statements of Shareholders' and Members' Equity         4
        Statements of Cash Flows                                5
        Notes to Financial Statements                           6-12

                          INDEPENDENT AUDITORS' REPORT




To the Members of
Global Travel Network, L.L.C.
(A Majority-Owned Subsidiary of Travel Network, Ltd.)


We have audited the accompanying balance sheet of Global Travel Network, L.L.C. (a majority-owned subsidiary of Travel Network, Ltd.) as of December 31, 1998, and the related statements of income, shareholders' and members' equity, and cash flows for the years then ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Travel Network, L.L.C. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

As more fully described in Note 8, subsequent to the issuance of the Company's 1998 and 1997 financial statements and our report thereon dated March 8, 1999, we became aware that those financial statements erroneously reported certain travel agency revenues and related costs. In our original report we expressed an unqualified opinion on the 1998 and 1997 financial statements, and our opinion on the revised statements, as expressed herein, remains unqualified.

                                        /s/ Israeloff, Trattner & Co., P.C.

                                        ISRAELOFF, TRATTNER & CO., P.C.


Valley Stream, New York
March 8, 1999, except for
 Note 6(b) as to which the date
 is September 17, 1999 and Note 8,
 as to which the date is October 7, 1999

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                                 BALANCE SHEET

                               DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS
        Cash and cash equivalents (Note 1)                     $ 109,557
        Short-term investments (Note 1)                          944,176
        Notes receivable (Notes 1 and 8)                         108,892
        Accounts receivable, less allowance for doubtful
          accounts of $17,955 in 1998                            433,498
        Prepaid expenses and other current assets                  3,731
                                                               ---------
           Total Current Assets                                                 $1,599,854

PROPERTY AND EQUIPMENT, at cost, less accumulated
        depreciation of $22,132 (Notes 1 and 2)                                     53,649

OTHER ASSETS
        Notes receivable, less current portion (Notes 1 and 8)   569,592
        Security deposits                                         56,750
        Investment in and advances to affiliate (Note 4)           5,531
                                                               ---------

          Total Other Assets                                                      631,873
                                                                               ----------

          TOTAL ASSETS                                                         $2,285,376
                                                                               ==========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
        Accounts payable and accrued expenses                 $ 137,682
        Deferred revenue (Notes 1 and 8)                        108,892
                                                              ---------

          Total Current Liabilities                                           $  246,574

OTHER LIABILITIES
        Deferred revenue(Notes 1 and 8)                        569,592
        Security deposits                                      120,583
                                                              ---------
          Total Other Liabilities                                                690,175
                                                                               ---------
          Total Liabilities                                                      936,749

COMMITMENTS AND CONTINGENCIES (Note 5)

MEMBERS' EQUITY (Notes 1 and 6)                                                 1,348,627
                                                                               ----------

       TOTAL LIABILITIES AND MEMBERS' EQUITY                                   $2,285,376
                                                                               ==========

                 See accompanying notes to financial statements

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998            1997
                                                          ----            ----
Revenues (Note 1)
        Franchise fees                                 $  955,319     $  866,474
        Franchisee service fees and other               1,260,542      1,028,704
        Travel agency revenues (Note 8)                 2,186,592      1,296,462
        Advertising fees                                  104,181        114,062
                                                       ----------     ----------

          Total Revenues                                4,506,634      3,305,702
                                                       ----------     ----------
Operating Expenses
        Cost of travel agency revenues (Note 8)         2,023,218      1,187,529
        Marketing and selling                           1,331,294      1,245,135
        General and administrative                      1,049,250        752,340
                                                       ----------     ----------
          Total operating expenses                      4,403,762      3,185,004
                                                       ----------     ----------
          Income before other income and income taxes     102,872        120,698

Other Income -Interest                                     72,191         61,637
                                                       ----------     ----------

          Income before state income taxes                175,063        182,335

State income taxes (Note 1)                                  -             5,000
                                                       ----------     ----------

          Net income                                   $  175,063     $  177,335
                                                       ==========     ==========

Pro forma Information (Unaudited) (Note 7)


          Historical income before income taxes        $  175,063     $  182,335
                                                       ----------     ----------
        Provision for Income Taxes
          Historical                                         -             5,000
          Adjustment to recognize income taxes as
            if company had been a "C" corporation          74,200         75,000
                                                       ----------     ----------
          Pro forma tax provision                          74,200         80,000
                                                       ----------     ----------
          Pro forma net income                         $  100,863     $  102,335
                                                       ==========     ==========
        Earnings Per Share:
          Weighted average common shares outstanding    4,490,113      3,609,970
                                                       ==========     ==========
        Basic earnings per share                       $      .02     $      .03
                                                       ==========     ==========
        Weighed average common shares outstanding
          assuming exercise of warrants                 4,578,308      3,609,970
                                                       ==========     ==========
        Diluted earnings per share                     $      .02     $      .03
                                                       ==========     ==========

                 See accompanying notes to financial statements

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                STATEMENTS OF SHAREHOLDERS' AND MEMBERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                             Additional
                                      Common Stock            Paid-In            Retained      Members'
                                     Shares    Amount          Capital           Earnings      Equity       Total
                                     ------    ------       ------------         --------      --------     -----

Balance - January 1, 1997              100    $    1         $  174,999          $ 670,012    $    -      $  845,012

   Net income                           -          -                -              177,335         -         177,335
   Distributions                        -          -                -              (96,283)        -         (96,283)
                                      ----    -------        -----------         ---------    ----------- ----------
Balance - December 31, 1997            100         1            174,999            751,064         -         926,064

   Net loss for the three months
     ended March 31, 1998               -          -                -              (17,460)        -         (17,460)
   Distributions                        -          -                -             (608,000)        -        (608,000)
                                      ----    -------        -----------         ---------     ---------- ----------
Balance -  March 31, 1998             100          1            174,999            125,604         -         300,604

   Recapitalization (Note 1)         (100)           (1)       (174,999)          (125,604)      300,604         -

   Net proceeds from private
     placement (Note 1)                 -          -               -                  -          855,500     855,500

   Net income for nine months
     ended December 31, 1998            -          -               -                  -          192,523     192,523
                                      ----    -------        -----------         ---------    ----------- ----------
Balance -  December 31, 1998            -     $    -         $     -             $    -       $1,348,627  $1,348,627
                                      ====    =======        ===========         =========    =========== ==========

                 See accompanying notes to financial statements

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                               1998           1997
                                                               ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                              $ 175,063      $ 177,335
                                                            ---------      ---------
    Adjustments to reconcile net income to net
      cash provided by operating activities:
       Equity in earnings of affiliate                           (793)          -
       Depreciation                                             8,263          2,660
       Changes in assets and liabilities:
         Accounts receivable                                 (162,650)        55,965
         Notes receivable                                    (434,395)       212,299
         Prepaid expenses and other
          current assets                                       19,140        (20,495)
         Security deposits                                    (21,997)       (18,539)
         Accounts payable and accrued expenses                (79,117)       120,829
         Deferred revenue                                     434,395       (212,299)
         Income taxes payable                                    -            (3,300)
         Other liabilities                                     56,160         45,120
                                                            ---------      ---------
         Total adjustments                                   (180,994)       182,240
                                                            ---------      ---------
         Net cash provided (used) by operating activities      (5,931)       359,575
                                                            ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Net advances to affiliate                                  (4,738)          -
    Purchase of furniture and fixtures                        (48,667)       (14,073)
    Acquisition of short-term investments                     (90,918)      (556,774)
                                                            ---------      ---------
         Net cash used by investing activities               (144,323)      (570,847)
                                                            ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to shareholders                            (608,000)       (96,283)
    Net proceeds from private placement                       855,500           -
                                                            ---------      ---------
        Net cash provided (used) by financing activities      247,500        (96,283)
                                                            ---------      ---------
NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                           97,246       (307,555)

CASH AND CASH EQUIVALENTS - beginning                          12,311        319,866
                                                            ---------      ---------
CASH AND CASH EQUIVALENTS - end                             $ 109,557      $  12,311
                                                            =========      =========

                 See accompanying notes to financial statements

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REORGANIZATION

     In January, 1998, Global Travel Network, L.L.C. (the "Company") was formed as a Delaware limited liability company. During January through March 1998, the Company sold 998,000 membership units, approximating a 20% membership interest, in a private placement for net proceeds of $855,500.

     On April 1, 1998, the Company acquired the operating assets and assumed the operating liabilities of Travel Network, Ltd. ("Travel Network") in exchange for approximately an 80% membership interest in the Company. Travel Network's equity accounts were recharacterized as members' equity. Prior to its acquisition by the Company, during November and December 1997, a one-third shareholder of Travel Network acquired the remaining two-thirds shareholder interests for an amount slightly in excess of their book value at December 31, 1997. For financial reporting purposes, the Company is considered to be a continuation of Travel Network and the private placement is considered a recapitalization of the Company.

     As a limited liability company, its members have limited personal liability for the obligations or debts of the Company. Only one class of membership interest exists and Travel Network is the Managing Member. The Company will terminate December 31, 2028, unless sooner terminated or otherwise extended. Generally, with the exception of certain "special allocations", as defined in the L.L.C. Operating Agreement, and subject to partnership tax regulations, profits and losses of the Company are allocated, and distributions made, among the members in proportion to the number of units held by each respective member. The Agreement also requires the Company to distribute to its members an amount equal to 40% of the previous year's net operating profits, if any.

     The Company is engaged in the  business of selling  franchises  to existing and start-up travel agency operators to use its systems, methods and techniques for promoting and performing travel agency services. Franchisees are charged an initial franchise fee upon the signing of a franchise agreement. In addition to the initial fee, franchisees are required to remit monthly service and advertising fees, as defined in the franchise agreement, to the Company. Franchise agreements are typically for fifteen-year terms and are renewable for additional ten-year terms.

     The Company offers a "Regional President" (area franchise), as defined. Franchisees are charged an initial fee upon the signing of a franchise agreement. In consideration for soliciting, screening, evaluating and introducing prospective franchisees to the Company, as well as undertaking certain franchisor responsibilities, the area franchisee receives from 50% to 66-2/3% of the initial franchise fee, service fees and other revenues, as defined, for new franchises granted. Such franchise agreements are typically for a ten-year term and are renewable for one additional ten-year term.

     The Company is also engaged in the wholesale business, providing product and services to its franchisees which it obtains from tour operators and cruise lines.

     Currently, the Company has 419 franchises operating in 41 U.S. states. Additionally, there are franchises in 21 countries.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     RECOGNITION OF INCOME

     Franchise Fees

     Initial franchise fees due upon execution of a franchise agreement are recorded as notes receivable and deferred revenue. Deferred revenue is recognized as income when all material services and conditions required of the Company, prior to the opening of the franchised business, have been performed and substantial doubts of collectibility have been eliminated, usually upon receipt of payment (See Note 8).

     Travel Agency Revenue

     Revenues earned from the sales of travel products and services, where the travel provider is the credit card merchant of record, are recognized generally upon receipt and are recorded at the commission amount (See Note
     8). Revenues earned from all other sales of travel and related products are recorded at their aggregate retail value when the sale takes place. Cancellations have historically not been material.

     Other

     Advertising, franchise service fees and other revenues are recognized as they become payable by the franchisee. Other revenue consists primarily of travel related income from the operation of a retail travel service, and certain earned commissions.

     CONCENTRATION OF CREDIT RISK

     The Company is subject to credit risk through trade receivables and short-term investments. Credit risk with respect to trade receivables is minimized due to the Company's large customer base. Short-term investments are placed in a highly-rated mutual bond fund.

     FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, trade receivables and payables for which carrying amounts approximate fair value due to the relatively short maturity of these instruments. The carrying value of the Company's short-term investments approximates fair value based on quoted market prices. Management has determined that it would not be practicable to estimate the fair values of its long-term notes receivable.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less. Cash and equivalents included $6,032 of uninsured money market funds at December 31, 1998.

                          GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     SHORT-TERM INVESTMENTS

     Short-term investments consist of a mutual bond fund which is classified as an "available-for- sale" security. At both December 31, 1998 and 1997, the carrying values approximated fair value.

     INVESTMENT IN AFFILIATE

     The Company's 25% investment in an affiliate is accounted for under the equity method; cost is increased or decreased by the Company's share of earnings or losses, less distributions and advances.

     PROPERTY, EQUIPMENT AND DEPRECIATION

     Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

     PROFIT SHARING PLAN

     In 1997, the Company adopted a defined contribution plan. All employees who have completed 1,000 hours of service during the plan year may participate. Contributions are accrued and paid out of the Company's current profits at the discretion of the Board of Directors of Travel Network. Employees may make voluntary contributions, subject to statutory limitations. The Company's contributions for 1998 and 1997 amounted to $37,719 and $26,134, respectively. A member of the Company is also the trustee of the plan.

     ADVERTISING COSTS

     The Company expenses all advertising costs as incurred. Advertising expense was $89,926 and $151,687 for the years 1998 and 1997, respectively.

     INCOME TAXES

     Through March 31, 1998, the shareholders of Travel Network Ltd. elected to treat the Company as a small business corporation ("S" Corporation) for income tax purposes as provided in the Internal Revenue Code and the applicable state statutes. As such, the Company's income or loss and credits are passed through to the shareholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns. Accordingly, no federal income taxes were provided. State income taxes were provided at lower "S" corporate rates.

     Federal and state income taxes, for the nine months ended December 31, 1998, have not been provided because the Company's income or loss and credits are passed through to the members and combined with their other personal income and deductions to determine taxable income on their individual income tax returns.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes new rules for reporting and display of comprehensive income and its components. Comprehensive income is the same as net income for 1998. The financial statements for 1997 are not effected by the adoption of SFAS No. 130.

     SEGMENT INFORMATION

     Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superseded FASB No. 14, "Financial Reporting of Segments of a Business Enterprise. "SFAS No. 131" establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosure about products and services, geographic areas, and major customers.

     Based on the Company's evaluation of the requirements of SFAS No. 131, management believes that the Company operates in one business segment, the franchising of travel products and services agencies.

2.   PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:


                                          estimated useful
                                            life - years
                                          ----------------

        Fixtures and store equipment           5-7                $  75,781
        Less:   Accumulated depreciation                             22,132
                                                                  ---------
                Net property and equipment                        $  53,649
                                                                  =========

     The depreciation and amortization expense for 1998 and 1997 was $8,263 and $2,660, respectively.

3.   RELATED PARTY TRANSACTIONS

     The Company pays commissions to a company owned by the principal shareholder of Travel Network, Ltd. The expense totaled approximately $42,000 and $73,000 for the years ended December 31, 1998 and 1997, respectively.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



4.   INVESTMENT IN AND ADVANCES TO AFFILIATE

     During 1998, the Company acquired a 25% interest in Travel Network On-Line L.L.C. Summarized financial information (unaudited) for the Company's investment at December 31, 1998, is set forth below:

     Condensed Balance Sheet

        Current Assets                        $   135,711
        Current Liabilities                         4,738
                                              -----------
          Members' Equity                                      $   130,973
                                                               ===========
        Condensed Income Statement

        Revenues and Investment Income            305,094
        General and Administrative Expenses       301,921
                                              -----------
          Net income                                           $     3,173
                                                               ===========

5.   COMMITMENTS AND CONTINGENCIES

     Leases

     The Company is obligated under two office leases expiring April 30, 2002, for minimum annual rentals, currently at $47,470, plus increases based upon real estate taxes and operating costs.

     In addition, the Company has entered into two-year lease agreements with Wal-Mart Stores, Inc. for forty-one locations. The Company is obligated to pay approximately $50,200 per month in the aggregate. The Company has also entered into sub-lease agreements with some of its franchisees at certain of these Wal-Mart locations with payment terms approximating the Company's obligation under its lease. The Company may renew the leases for one three-year and one five-year period.

     The following is a summary of rental expense (included in general and administrative expenses) under all operating leases:


                                               1998            1997
                                               ----            ----

        Minimum rentals                      $ 664,000      $ 272,000
        Less:  Sublease rentals                535,164        258,023
                                             ---------      ---------
                                             $ 128,836      $  13,977
                                             =========      =========

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



5.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Leases (Continued)

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1998 are as follows:

                1999                      $   618,000
                2000                          374,000
                2001                           74,400
                2002                            9,430
                                          -----------
                                          $ 1,075,830
                                          ===========

     The  minimum  future  rentals  have  not  been  reduced  by   approximately
     $1,040,000 of sublease rentals to be received in the future under non-cancelable subleases.

     Legal Proceedings


     The Company is involved in certain legal proceedings incurred in the normal course of business. At December 31, 1998 there were no proceedings that, in the opinion of management, would have a material effect on the financial position of the Company if adversely decided.


     Year 2000

     The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 computer system failures. The Company is still in the process of identifying and evaluating the risks associated with its financial and operational systems. The Company is also in the process of obtaining information from its customers, suppliers and others as to the status of their exposure to year 2000 problems. The total cost of compliance and its effect on the Company's future results of operations has not yet been determined.

6.   SUBSEQUENT EVENTS

     (a)  Sale of Membership Interest


     In March 1999, the Company, with the approval of its members, sold 500,000 units of the Company to Liberty Travel, a major travel agency chain, for $250,000. In connection therewith, the Company received an option to reacquire the units for $250,000 plus a premium designed to return to the investor a 10% per annum return. This option expires in 30 months from March 1999. Subsequently, in July 1999 the option was assigned to the the Company's shareholders (except Liberty Travel) and to its chief executive officer.



     (b)  Merger with Playorena, Inc.


     The Company, Playorena, Inc. ("Playorena"), an inactive publicly traded company, and Playorena Acquisition Corp. ("PAC"), a wholly owned subsidiary of Playorena entered into an Agreement and Plan of Reorganization dated July 27, 1999, which was amended on September 17, 1999 (the "Merger"). Immediately prior to the Merger, and in connection therewith, the shareholders of Playorena approved a .027533 for 1 reverse stock split (the "reverse split"), which resulted in there being 294,694 Playorena common shares outstanding. The Agreement provided for the conversion of the Company's membership interest into a total of 5,063,379 Playorena common shares, including 132,292 common shares reserved for issuance upon exercise of certain Company stock purchase warrants assumed by Playorena. The stock purchase warrants are exercisable at $.01 per share and expire in March 31, 2003. In addition, pursuant to the Merger agreements, PAC merged with and into the Company, with the Company the surviving corporation and a wholly owned subsidiary of Playorena. Shortly after the completion of the transaction discussed above, Playorena changed its name to Etravnet.Com, Inc.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

7.   PRO FORMA INFORMATION (UNAUDITED)

     In connection with the transactions discussed in Note 6, the Company will be subject to federal, state and local income taxes with respect to taxable income (if any) subsequent to the merger. The pro forma effect of the change in the Company's income tax status on the historical results of operations is disclosed in the accompanying statements of income.

     The pro forma provision for income taxes reflects federal, state and local income taxes which would have been required if the Company had operated as a taxpaying entity in the respective periods.


     Additionally, as a result of the transactions discussed in Note 6, the Company's members will be issued 4,931,087 shares of Playorena common stock in exchange for their membership interests. After the issuance, these shareholders will control approximately 94.4% of Playorena's issued and outstanding common shares. In connection with the merger, certain warrants enabling the holders to acquire membership interests in the Company that were originally granted in connection with the Company's capital raising activities in 1998 and 1999, were exchanged for stock purchase warrants which provide for the acquisition of 132,292 Playorena common shares for $.01 per share and 88,195 common shares for $4.00 per share. The warrants are exercisable until March 31, 2003. Net earnings are divided by the weighted average number of common shares outstanding during the years to calculate basic earnings per share. Diluted net earnings per share are calculated to give effect to common stock warrants outstanding.



8.   REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

     Subsequent to the issuance of the Company's financial statements, management became aware that certain revenues earned from the sales of travel products and services, where the travel provider was the credit card merchant of record, were erroneously recorded at their aggregate retail value upon booking and the related aggregate wholesale costs of such sales and services were charged to income. Such transactions should have been recorded at the commission amount as travel agency revenues. Accordingly, both travel agency revenues and operating expenses were reduced by $2,900,780 for 1998 and $1,062,847 for 1997. In addition, notes receivable and deferred revenue, recorded in connection with franchise agreements, were each reduced by $456,670 as of December 31, 1998. The above revisions had no effect on the previously reported net income for 1998 or 1997.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                                 BALANCE SHEETS

                                  (UNAUDITED)

                                     ASSETS

                                                           June 30,   December 31,
                                                            1999          1998
                                                          ----------  ------------
CURRENT ASSETS
  Cash and cash equivalents                               $  141,637   $  109,557
  Short-term investments                                   1,163,308      944,176
  Notes receivable                                            79,457      108,892
  Accounts receivable, less allowance for doubtful
     accounts of $17,955 in 1998 and 1999                    491,111      433,498
  Prepaid expenses and other current assets                   35,190        3,731
                                                          ----------   ----------
         Total Current Assets                              1,910,703    1,599,854
                                                          ----------   ----------
PROPERTY AND EQUIPMENT, at cost, less accumulated
  depreciation                                                47,375       53,649
                                                          ----------   ----------
OTHER ASSETS
  Notes receivable, less current portion                     693,341      569,592
  Security deposits                                           62,586       56,750
  Investment in and advances to affiliate                      5,379        5,531
                                                          ----------   ----------
         Total Other Assets                                  761,306      631,873
                                                          ----------   ----------
         TOTAL ASSETS                                     $2,719,384   $2,285,376
                                                          ==========   ==========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                   $   91,114   $  137,682
  Deferred revenue                                            73,410      108,892
                                                          ----------   ----------
         Total Current Liabilities                           164,524      246,574
                                                          ----------   ----------
OTHER LIABILITIES
  Deferred revenue                                           693,341      569,592
  Security deposits                                          125,470      120,583
                                                          ----------   ----------
          Total Other Liabilities                            818,811      690,175
                                                          ----------   ----------
          Total Liabilities                                  983,335      936,749

MEMBERS' EQUITY                                            1,736,049    1,348,627
                                                          ----------   ----------
        TOTAL LIABILITIES AND MEMBERS' EQUITY             $2,719,384   $2,285,376
                                                          ==========   ==========

See accompanying notes to condensed financial statements.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                            1999         1998
                                                         ----------   ----------
Operating Revenues
   Franchise fees                                        $  468,651   $  560,381
   Franchisee service fees and other                        771,709      670,848
   Travel agency revenues                                 2,099,530    1,020,022
   Advertising fees                                         121,722       51,634
                                                         ----------   ----------
       Total operating revenues                           3,461,612    2,302,885
                                                         ----------   ----------
Operating Expenses:
   Cost of travel agency revenues                         2,050,223      874,652
   Marketing and selling                                    651,904      632,036
   General and administrative                               415,703      659,507
   Equity in loss of affiliate                                5,119         --
                                                         ----------   ----------
       Total operating expenses                           3,122,949    2,166,195
                                                         ----------   ----------
       Income before other income and income taxes          338,663      136,690

Other Income
   Interest income                                           33,592       33,556
                                                         ----------   ----------
       Income before income taxes                           372,255      170,246

       State income taxes                                      --           --
                                                         ----------   ----------
Net income                                               $  372,255   $  170,246
                                                         ==========   ==========


Pro forma Financial Information

       Income before income taxes                        $  372,255   $  170,246


   Pro forma provision for income taxes                     145,000       67,000
                                                         ----------   ----------
       Pro forma net income                              $  227,255   $  103,246
                                                         ==========   ==========
       Earnings Per Share:
          Weighted average common shares outstanding      4,710,600    3,609,970
                                                         ==========   ==========
       Basic earnings per common share                   $      .05   $      .03
                                                         ==========   ==========
       Weighed average common shares outstanding
          assuming exercise of warrants                   4,820,842    3,609,970
                                                         ==========   ==========
       Diluted earnings per share                        $      .05   $      .03
                                                         ==========   ==========

            See accompanying notes to condensed financial statements.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                STATEMENTS OF SHAREHOLDERS' AND MEMBERS' EQUITY
                                  (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30,1999








Balance - December 31, 1998                            $1,348,627

    Proceeds from sale of members' interests
        net of related costs of $40,000                   210,000

    Net Income                                            372,255

    Members' Drawings                                    (194,833)
                                                       ----------
Balance - June 30, 1999                                $1,736,049
                                                       ==========








            See accompanying notes to condensed financial statements.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                               1999        1998
                                                            ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                $ 372,255    $ 170,246
                                                            ---------    ---------
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Equity  in (earnings)   loss  of  affiliate            5,119         --
        Depreciation                                           6,274        2,343
        Changes in assets and liabilities:
           Accounts receivable                               (57,613)    (181,726)
           Notes receivable                                  196,629      191,300
           Advances from affiliate                            (4,967)        --
           Prepaid expenses and other
             current assets                                  (31,459)      19,551
           Security deposits                                  (5,836)      17,710
           Accounts payable and accrued expenses             (46,568)     133,000
           Deferred revenue                                 (202,676)    (191,300)
           Other liabilities                                   4,887         --
                                                            ---------    ---------
           Total adjustments                                (136,210)      (9,122)
                                                            ---------    ---------
           Net cash provided by operating activities         236,045      161,124
                                                            ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and fixtures                            --        (17,381)
  Acquisition of short-term investments                     (219,132)    (213,354)
                                                            ---------    ---------
           Net cash used by investing activities            (219,132)    (230,735)
                                                            ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to shareholders/members                     (194,833)    (608,000)
  Net proceeds from private placement/sale of
      membership interests                                   210,000      855,500
                                                            ---------    ---------
            Net cash provided by financing activities         15,167      247,500
                                                            ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                     32,080      177,889

CASH AND CASH EQUIVALENTS - beginning                        109,557       12,311
                                                            ---------    ---------
CASH AND CASH EQUIVALENTS - end                             $141,637     $190,200
                                                            =========    =========

            See accompanying notes to condensed financial statements.

                         GLOBAL TRAVEL NETWORK, L.L.C.
             (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)




1.   BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly Global Travel Network, L.L.C.'s (the "Company") financial position as of June 30, 1999 and the results of its operations and cash flows for the six months ended June 30, 1999 and 1998. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with financial statements and footnotes included in the Company's financial statements and footnotes as of December 31, 1998 and for the year then ended included elsewhere in this Form 8-K filing. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.

2.   MERGER AGREEMENT


     The Company, Playorena, Inc. ("Playorena"), an inactive publicly traded company, and Playorena Acquisition Corp. ("PAC"), a wholly owned subsidiary of Playorena entered into an Agreement and Plan of Reorganization dated July 27, 1999, which was amended on September 17, 1999 (the "Merger"). Immediately prior to the Merger, and in connection therewith, the shareholders of Playorena approved a .027533 for 1 reverse stock split (the "reverse split"), which resulted in there being 294,694 Playorena common shares outstanding. The Agreement provided for the conversion of the Company's membership interest into a total of 5,063,379 Playorena common shares, including 132,292 common shares reserved for issuance upon exercise of certain Company stock purchase warrants assumed by Playorena. The stock purchase warrants are exercisable at $.01 per share and expire in March 31, 2003. In addition, pursuant to the Merger agreements, PAC merged with and into the Company, with the Company the surviving corporation and a wholly owned subsidiary of Playorena. Shortly after the completion of the transaction discussed above, Playorena changed its name to Etravnet.Com, Inc.


3.   PRO FORMA PROVISION FOR INCOME TAXES

     As a result of the merger referred to in Note 2, the Company's operations will be consolidated with its parent, a "C" corporation. Accordingly, federal and state income taxes will be due with respect to the Company's future taxable income. The pro forma provision for income taxes is to reflect such income taxes as if the Company had been a tax paying entity in the periods presented.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA





The unaudited pro forma combined statement of operations of Etravnet.Com, Inc. (formerly Playorena, Inc.) ("the Company") for the fiscal year ended December 31, 1998 and the six month period ended June 30, 1999 ("the pro forma statements of operations") and the unaudited pro forma combined balance sheet of the Company as of June 30, 1999 (the "pro forma balance sheet" and together with the pro forma statements of operations, the "pro forma financial statements"), have been prepared to illustrate the estimated effect of the merger of Playorena, Inc. with Global Travel Network, L.L.C. ("Global") the recapitalization of the Company and the issuance of its common shares to effect the transaction.

The pro forma statements of operations give pro forma effect to the merger of Global and Playorena, and reflect the issuance of 4,850,716 post reverse split shares of the Company's common shares to the former members of Global and 80,371 shares to the consultant in the transaction. The pro forma statements also give pro forma effect to Playorena's .027533 for 1 reverse split which had the effect of reducing the pre-transaction Playorena issued and outstanding shares to 294,694 (the "Recapitalization"), as if such transactions took place on January 1, 1998. Additionally, certain Global warrants enabling the holders thereof to acquire 150,000 membership units in Global for $.01 per unit were exchanged for warrants enabling the holders to acquire thereof 132,292 shares of the Company's common stock for $.01 per share. The pro forma balance sheet gives pro forma effect to the recapitalization as if it occurred on June 30, 1999. The pro forma financial statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future.

The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial statements should be read in conjunction with the separate historical financial statements of Global Travel Network, Inc. and Playorena, Inc. and the notes thereto.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

                          UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET

                                 JUNE 30, 1999

                                     ASSETS
                                                                                         Pro forma
                                                                        Pro forma         Combined
                                         Playorena        Global       Adjustments        Company
                                        -----------     ----------     -----------      -----------
CURRENT ASSETS
  Cash and cash equivalents             $       529     $  141,637    $      (529) (a)   $   141,637
  Short-term investments                       --        1,163,308           --            1,163,308
  Notes receivable                             --           79,457           --               79,457
  Accounts receivable, net                     --          491,111           --              491,111
  Other                                        --           35,190           --               35,190
                                        -----------     -----------   -----------        -----------
         Total Current Assets                   529       1,910,703          --            1,910,703

PROPERTY AND EQUIPMENT, net                    --           47,375           --               47,375

OTHER                                          --          761,306           --              761,306
                                        -----------     -----------   -----------        -----------
       TOTAL ASSETS                     $       529     $ 2,719,384   $      (529)       $ 2,719,384
                                        ===========     ===========   ===========        ===========

         LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY (DEFICIENCY)



CURRENT LIABILITIES
  Accounts payable and accrued
     expenses                           $   236,126     $    91,114   $  (236,126) (a)   $    91,114
  Notes payable                              85,000            --         (85,000) (a)          --
  Due to shareholder                         22,400            --         (22,400) (a)          --
  Liabilities of discontinued operations     66,226            --         (66,226) (a)          --
  Deferred revenue                             --            73,410                           73,410
                                        -----------     -----------   -----------        -----------
         Total Current Liabilities          409,752         164,524      (409,752)           164,524
                                        -----------     -----------   -----------        -----------
OTHER LIABILITIES                              --           818,811          --              818,811
                                        -----------     -----------   -----------        -----------
SHAREHOLDERS' AND MEMBERS' EQUITY
  (DEFICIENCY)
     Members' equity                           --        1,736,049     (1,736,049) (b)          --
     Common stock, $.001 par value;
        15,000,000 authorized, 9,198,679
        shares issued and outstanding         9,199           --           (9,199) (b)          --
     Additional paid-in capital           5,273,780           --          409,223  (a)          --
                                                                       (5,683,003) (b)
     Accumulated deficit                 (5,692,202)          --        5,692,202  (b)          --
     Pro forma common stock, $.001 par
        value; 20,000,000 shares authorized;
        5,225,781 shares issued and
        outstanding for pro forma
        combined company                       --             --            5,226  (b)         5,226
     Additional paid-in capital,
        pro forma combined                     --             --        1,730,823  (b)     1,730,823
                                        -----------     -----------   -----------        -----------
        Total Shareholders' and
         Members' Equity (Deficiency)      (409,223)     1,736,049        409,223          1,736,049
                                        -----------     -----------   -----------        -----------
        TOTAL LIABILITIES, SHARE-
         HOLDERS' AND MEMBERS'
         EQUITY (DEFICIENCY)            $       529     $ 2,719,384   $      (529)       $ 2,719,384
                                        ===========     ===========   ===========

            See notes to unaudited pro forma combined balance sheet.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

                          UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999


                                                                                           Pro forma
                                                                            Pro forma       Combined
                                              Playorena(1)      Global      Adjustments      Company
                                              -----------     ----------    -----------    ----------
Revenues                                       $   -          $3,461,612      $  -         $3,461,612

Operating expenses                               26,049        3,117,830         -          3,143,879

Equity in loss of affiliate                        -               5,119         -              5,119
                                               --------       ----------      -------      ----------
        Operating income (loss)                 (26,049)         338,663         -            312,614

Interest income                                    -             (33,592)        -            (33,592)

Interest expense                                 (4,250)            -           4,250            -
                                               --------       ----------      -------      ----------
        Income (loss) from continuing
           operations before income taxes       (30,299)         372,255        4,250         346,206

Pro forma provision for income taxes               -            (145,000)        -           (145,000)
                                               --------       ----------      -------      ----------
        Income from continuing operations      $(30,299)      $  227,255      $ 4,250      $  201,206
                                               ========       ==========      =======      ==========

Earnings per share from continuing
   operations (c):


   Weighted average common shares
      outstanding                               294,694        4,710,600         -          5,005,294
                                               ========       ==========      =======      ==========
   Basic earnings per share from continuing
      operations                               $   (.10)      $     .05       $  -         $      .04
                                               ========       ==========      =======      ==========
   Weighted average common shares
      outstanding after assumed exercise
      of warrants                               294,694        4,820,842        -           5,115,536
                                               ========       ==========      =======      ==========
    Adjusted weighted average shares
      outstanding diluted earnings per
      share from continuing operations         $   (.10)      $      .05      $            $      .04
                                               ========       ==========      =======      ==========

(1)     Playorena's results are for the six months ended May 31, 1999.

       See notes to unaudited pro forma combined statement of operations.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

                          UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS

                        FOR YEAR ENDED DECEMBER 31, 1998


                                                                                              Pro forma
                                                                               Pro forma       Combined
                                               Playorena(1)      Global       Adjustments       Company
                                               -----------      --------      -----------     ----------
Revenues                                       $    -          $4,506,634       $   -         $4,506,634

Operating expenses                                66,246        4,403,762           -          4,470,008
                                               ---------       ----------       --------      ----------
       Operating income (loss)                   (66,246)         102,872           -             36,626

Interest income                                     -              72,191           -             72,191

Interest expense                                 (55,573)            -            55,573 (b)        -
                                               ---------       ----------       --------      ----------
        Income from continuing operations
            before income taxes                 (121,819)         175,063         55,573         108,817

Pro forma provision for income taxes                -              74,200 (a)       -            (74,200)
                                               ---------       ----------       --------      ----------
        Income (loss) from continuing
            operations                         $(121,819)      $  100,863       $ 55,573       $  34,617
                                               =========       ==========       ========       =========

Earnings per share from continuing
   operations (c):


   Weighted average common shares
      outstanding                                294,694        4,490,113           -          4,784,807
                                               =========       ==========       ========       =========
   Basic earnings per share from continuing
      operations                               $    (.41)      $      .02       $   -          $     .01
                                               =========       ==========       ========       =========
   Weighted average common shares
      outstanding after assumed exercise
      of warrants                                294,694        4,578,308           -          4,873,002
                                               =========       ==========       ========       =========
   Diluted earnings per share from
      continuing operations                    $    (.41)      $      .02       $              $     .01
                                               =========       ==========       ========       =========

(1)  Playorena's results are for the year ended November 30, 1998.
       See notes to unaudited pro forma combined statement of operations.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

                   NOTES TO THE UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS



(a) Global has since April 1, 1998 operated as a limited liability company. As such, its income or loss and tax credits are passed through to the shareholders of the Company and any income tax obligations related thereto are the responsibility of such shareholders. From its inception through March 31, 1998, Travel (predecessor to Global) was treated as a small business corporation ("S" Corporation) for federal income tax purposes. Accordingly, for each of the periods presented in the pro forma statements of operations, the historical amounts do not reflect any income tax provision for federal income tax purposes with respect to Global's (or its predecessor's) results of operations. For pro forma purposes, the provision for income taxes represents the estimated federal and local income taxes which would have been payable had the companies operated as tax paying entities in the periods presented.

(b) Playorena's historical financial statements reflect interest expense. The interest was incurred with respect to both (i) debt which was outstanding for a portion of the year ended November 30, 1998 and which was forgiven during that year and (ii) debt outstanding during the year and still outstanding as of period end which is the subject of an indemnity agreement by and between certain shareholders and the Company. For pro forma purposes, all of such interest expense has been eliminated as it is not expected to be a continuing expense of the Company.

(c) Basic earnings per share have been calculated based on the number of pro forma shares issued and outstanding as a result of the merger and recapitalization transactions if such shares had been issued and outstanding for all periods presented. Diluted per share amounts reflect the effect of all dilutive securities as if they had been outstanding for all periods presented.

(d) The pro forma statement of operations does not reflect a charge to operations representing the fair value of the common shares issued to the consultant to the Merger. Based upon the estimated agreed-upon fair value of the Merged entities as of the transaction date, it is estimated that the charge will be approximately $245,000.

                               ETRAVNET.COM, INC.
                           (FORMERLY PLAYORENA, INC.)

                   NOTES TO THE UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET

                                 JUNE 30, 1999




(a) In connection with the merger of Global Travel Network, L.L.C. and Playorena, certain significant Playorena shareholders have agreed to assume all remaining liabilities of Playorena existing prior to the merger. Accordingly, for pro forma purposes, the historical balance sheet has been adjusted to remove all remaining Playorena liabilities and cash with a corresponding credit to paid-in capital.

(b) The adjustments to the historical capitalization of the companies as a result of the agreement and plan of reorganization is as follows:



                Common Stock
                 Playorena                           $       (9,199)
                 Etravnet                                     5,226

                Paid-In Capital
                 Playorena                               (5,273,780)
                 Etravnet                                 1,730,823


                Members' Equity
                 Etravnet                                (1,736,049)

                Retained Earnings
                 Playorena                                5,692,202